UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

LTX-Credence Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 30, 2014, LTX-Credence Corporation (the “Company”) approved a strategic restructuring plan (the “Plan”) in connection with ongoing efforts to reduce costs and maximize efficiencies in connection with the Company’s previously announced acquisition of all assets of Dover Printing & Identification, Inc. and specified affiliates (collectively, the “Sellers”) used exclusively or primarily in connection with the Seller’s Multitest and Everett Charles Technologies businesses (the “Acquisition”). The Acquisition was completed in December 2013 and is more fully described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 9, 2013 and December 2, 2013.

In connection with the Plan, the Company expects to reduce its worldwide headcount by approximately 240 full-time and contractor positions, close its development facility in Beaverton, Oregon, and consolidate certain other facilities and operations worldwide. Under the Plan, the activities currently conducted at the Beaverton, Oregon facility will be consolidated into the operations at the Company’s other existing facilities. The Company began notifying employees impacted by the Plan on January 30, 2014. The Company expects that the full implementation of the Plan, including the workforce reduction and the closure of its Beaverton, Oregon facility, will be completed by July 31, 2014. The Plan will result in the Company incurring approximately $4.4 million related to the workforce reduction, and approximately $0.4 million related to the closure of its Beaverton, Oregon facility.

The Company expects to realize cost savings associated with the Plan of approximately $2.7 million in its third fiscal quarter of 2014, $3.8 million in its fourth fiscal quarter of 2014, $4.0 million in its first fiscal quarter of 2015, and expects such cost savings to normalize at approximately $4.2 million per quarter beginning in its second fiscal quarter of 2015. Beginning in the second fiscal quarter of 2015, the expected net annualized savings will be approximately $15.7 million, which includes additional expenses related to the replacement of necessary functions. Information related to restructuring charges and cost savings is subject to the finalization of timetables for the transition of facilities, functions, consultations with employees and contractors as well as the statutory severance requirements of particular legal jurisdictions impacted.

To the extent required by applicable rules, the Company may file one or more amendments to this Current Report or include such disclosure in a future Quarterly Report on Form 10-Q as details of the Plan are refined and estimates of costs and charges are finalized.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements contained in this Form 8-K that are not statements of historical fact (including statements containing the words “believes,” “targets”, “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Such statements include, but are not limited to, statements regarding the expected benefits of the Plan, the timing and elements of the Plan, the timing and form of related charges, the expected cost reduction, and the Company’s ability to maximize efficiencies as a result of the implementation of the Plan. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions which impact capital spending; fluctuations in business and consumer spending; fluctuations in our product and service demand; sole or limited sources of supply; risks related to the development, timely delivery, and market acceptance of new products, options and software applications by us and our competitors; as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading “Business Risks” in our most recent Annual Report on Form 10-K for the fiscal year ended July 31, 2013 and quarterly report on Form 10-Q dated December 10, 2013, each as filed with the Securities and Exchange Commission. LTX-Credence disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: February 3, 2014	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger Vice President and Chief Financial Officer